UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2012

SINOCOKING COAL AND COKE

CHEMICAL INDUSTRIES, INC.

(Exact name of Registrant as specified in charter)

Florida	001-15931	59-3404233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Kuanggong Road and Tiyu Road 10th Floor,

Chengshi Xin Yong She, Tiyu Road, Xinhua District,

Pingdingshan, Henan Province, China 467000

 (Address of principal executive offices)

+86-3752882999

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 29, 2012, SinoCoking Coal and Coke Chemical Industries, Inc. (the “Company”) held its Annual Meeting of Stockholders.  Set forth below is a brief description of each matter voted upon at the meeting and the final voting results with respect to each matter.

1.	The following individuals were nominated in 2012 to serve until the Annual Meeting of Stockholders for the fiscal year ending June 30, 2013 and until such director’s respective successor is elected or qualified, or until such director’s earlier death, resignation or removal from office. All of the nominees were elected. The results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jianhua Lv	9,612,705	62,847	7,271,021
Hui Huang	9,568,263	107,289	7,271,021
Yushan Jiang	9,568,463	107,089	7,271,021
Haoyi Zhang	9,568,463	107,089	7,271,021
Hui Zheng	9,596,654	78,898	7,271,021

2.	The appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012 was ratified. The results were as follows:

Votes For	16,565,071
Votes Against	352,794
Abstain	28,708

3.	The Company’s stockholders approved the Company’s 2012 Equity Incentive Plan. The results were as follows:

Votes For	9,527,311
Votes Against	137,976
Abstain	10,265
Broker Non-Votes	7,271,021

4.	The Company’s stockholders approved, on an advisory basis, the Company’s executive compensation. The results were as follows:

Votes For	9,533,540
Votes Against	132,553
Abstain	9,459
Broker Non-Votes	7,271,021

5.	The Company’s stockholders recommended, on an advisory basis, the holding of future advisory votes on named executive officer compensation every three years. The results were as follows:

One Year	239,131
Two Years	51,205
Three Years	9,371,760
Abstain	13,456
Broker Non-Votes	7,271,021

Based on the voting results for proposal number 5 above for which Company stockholders approved, on an advisory basis, the holding of future advisory votes on executive compensation (“say on pay”) every three years, the Company intends to hold future say on pay advisory votes every three years, until the next stockholder vote on say on pay frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SinoCoking Coal and Coke Chemical Industries, Inc. (Registrant)

Dated: July 3, 2012	By:	/s/ Zan Wu
Zan Wu Chief Financial Officer